SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2002

NEOFORMA, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28715	77-0424252
(Commission File Number)	(IRS Employer Identification No.)

3061 Zanker Rd., San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 468-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5:    OTHER EVENTS.

On July 22, 2002, Neoforma, Inc. issued a press release reporting its preliminary financial results for the second quarter ended June 30, 2002 and announcing that it is currently reviewing the application of two accounting matters, relating to shares issued to strategic partners in July 2000, that could affect current and previously reported financial results. Excerpts from this press release are set forth below:

“Neoforma Reports Preliminary Second Quarter Results...; Reviews Application of Two Accounting Principles that Could Affect Current and Previously Reported Financial Results

SAN JOSE, CA—July 22, 2002—Neoforma, Inc. (Nasdaq: NEOF) today announced preliminary financial results for the second quarter ended June 30, 2002. Neoforma’s marketplaces supported a record $998.9 million in total marketplace volume during the second quarter, driving revenue of $17.6 million and increased EBITDA profitability of $4.6 million. These results... are on a preliminary basis and subject to change.

The Company is currently reviewing the application of two accounting matters, relating to shares issued to strategic partners in July 2000, that could affect current and previously reported financial results. The Company’s historical financial results reflect its original interpretation of these matters, which was reached in consultation with its previous auditors. On June 5, 2002, Neoforma engaged new independent auditors. In connection with the change in auditors, the new auditors have been conducting a general review of the Company’s accounting and business. Given the complex nature and structure of the Company’s relationship with Novation, VHA Inc. and University HealthSystem Consortium (UHC), the Company reviewed with its new auditors its accounting treatment related to the initial transactions with these organizations. At this time, the Company has not made a determination as to whether the accounting should be changed. Based on these discussions, the Company’s Audit Committee, Board of Directors and management, along with its current auditors, believe it is prudent to consult with the Securities and Exchange Commission (SEC) to assist the Company in applying the most appropriate accounting treatment.

The unaudited preliminary financial results announced today represent the results that would be reported if the Company’s financial statements continue to reflect the Company’s application of the accounting literature in a manner consistent with the presentation of its past audited financial results.

Neoforma’s Preliminary Results, Subject to Change Following Accounting Review* (in millions):

	Current Quarter	Prior Quarters
	Q2 2002	Q1 2002	Q4 2001	Q3 2001	Q2 2001
Marketplace Volume:	$998.9	$833.6	$636.0	$395.9	$150.2
Net Revenue:	$17.6	$14.5	$12.0	$7.9	$4.0
Cash Operating Income (EBITDA)**:	$4.6	$2.3	($0.2)	($7.7)	($12.6)

*
These unaudited preliminary financial results reflect the Company’s interpretation and application of the accounting literature in a manner consistent with the presentation of its past audited financial results, and exclude the results of Auction and U.S. Lifeline.

**
The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, as well as non-recurring charges and gains, including costs of anticipated divestitures, impairment of intangibles and write-off of in-process research and development.

Second Quarter Financial Results Detail

Neoforma’s marketplaces supported a total of $998.9 million in marketplace volume in the second quarter. Marketplace volume has two components, both reflecting data processed by Neoforma and used to populate its reporting and analytical solutions: gross transaction volume, or raw transaction data captured through the Company’s NeoConnect™ connectivity solution, and supply chain data, or raw transaction data captured directly from Neoforma’s trading partners. The gross volume of transactions processed in the second quarter was $422.8 million, an increase of 23% from the $343.4 million in the prior quarter. Supply chain data processed equaled $576.1 million, an increase of 20% over the first quarter’s $479.5 million.

In the second quarter, Neoforma’s preliminary net revenue was $17.6 million, increasing 21% over the first quarter’s $14.5 million. Neoforma’s net revenue is comprised of Marketplace Services revenue and Trading Partner Services revenue. Marketplace Services revenue increased 21% to $17.2 million from $14.2 million in the prior quarter. Trading Partner Services revenue increased 49% to $421,000 from $283,000 in the first quarter.

In the second quarter, Neoforma’s preliminary cash operating expenses were $13.0 million, compared to the prior quarter’s $12.2 million.

Neoforma’s preliminary cash operating income, or EBITDA, was $4.6 million for the second quarter, double the $2.3 million reported in the prior quarter, when the Company first achieved EBITDA profitability.

In the second quarter, Neoforma’s total non-cash expenses were $24.9 million. These non-cash expenses consist of depreciation, amortization of deferred compensation and amortization of partnership costs. The previous quarter’s total non-cash expenses were $25.1 million.

Net income for the second quarter, on a pro forma basis excluding non-cash expenses and non-recurring items, was $4.1 million. In the prior quarter, the Company reported pro forma net income of $1.9 million on the same basis. The total net loss for the second quarter, including non-cash expenses and non-recurring items, was $20.8 million, or $1.25 per share, compared to a total net loss on the same basis of $23.2 million, or $1.41 per share, for the first quarter. Weighted average shares outstanding for EPS purposes were 16.6 million in the second quarter of 2002, and 16.4 million in the prior quarter, respectively.

As of June 30, 2002, Neoforma’s cash, cash equivalents and investments totaled $17.6 million. Neoforma has not drawn on its line of credit with VHA during 2002, leaving available funds of $6 million under the line and an outstanding principal balance of $19 million from borrowings in 2001. Total assets were $261.2 million and total stockholders’ equity was $220.0 million as of the end of the second quarter.

Accounting Matters

EITF No. 96-18: Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services

The first of the accounting matters relates to the timing of the capitalization of a portion of the stock issued to VHA in connection with the strategic relationship announced on May 25, 2000, and approved by Neoforma stockholders on July 26, 2000. Emerging Issues Task Force Abstract No. 96-18 (EITF No. 96-18) addresses the measurement date for valuing equity issued in this type of transaction.

As part of that original transaction, 3.1 million of the shares issued to VHA were made subject to certain performance criteria based on the signing up of their member hospitals to participate in Marketplace@Novation™. Based on the Company’s view, Neoforma, after close consultation with its previous auditors, determined that the immediate capitalization of shares as of July 26, 2000, the date of stockholder approval of the transaction, was the appropriate accounting treatment under EITF No. 96-18. As a result, on July 26, 2000, the Company capitalized the full value of these shares, $156.9 million, based on their market value as of that date. These shares were capitalized as Capitalized Partnership Costs on the balance sheet, and they are being amortized at a rate of approximately $7.8 million per quarter. The amortization of these shares results in a non-cash operating expense, which is reflected in the statement of operations as Amortization of Partnership Costs.

Under the alternative treatment being considered for these shares, the Company would not have valued and capitalized these shares subject to performance criteria until these criteria were substantially met. Due to the complexity of the facts of the situation and the judgmental nature of the application of EITF No. 96-18, Neoforma has determined that it is prudent to consult with the SEC to ensure that the Company accounts for the shares issued to VHA in the most appropriate manner.

If Neoforma were to determine that the alternative interpretation of EITF No. 96-18 is more appropriate, which is the preliminary conclusion of its current auditors based on their analysis to date, the impact on the Company’s current and historical financial statements, which would be limited to the Capitalized Partnership Costs, the related amortization expense and the shares outstanding for earnings per share purposes would be:

•
The $156.9 million value of the 3.1 million shares subject to these performance criteria would not have been capitalized as of July 26, 2000, but rather the various allotments of shares would have been valued and capitalized as the performance criteria for each allotment was met.

As of June 30, 2002, the full 3.1 million shares would have been earned and valued, and the total amount capitalized related to these shares as of this date would be $68.4 million.

•
The Company would have recorded reduced Amortization of Partnership Costs as a result of the decreased amount of Capitalized Partnership Costs. This would have resulted in reductions of $7.2 million, $9.7 million and $4.8 million in Amortization of Partnership Costs for fiscal years 2000 and 2001, and for the six months ended June 30, 2002, respectively.

•
The 3.1 million shares would not have been added to the Company’s share count for earnings per share purposes on July 26, 2000. Instead, shares would only have been added to the share count as the performance criteria were met, thereby lowering the historical share count for earnings per share purposes. The weighted average shares outstanding for earnings per share purposes would have been reduced by 1.0 million shares, 792,000 shares and 732,000 shares for the fiscal years 2000 and 2001, and the six months ended June 30, 2002, respectively.

In summary, the adoption of the alternative interpretation of this accounting matter would reduce the Company’s operating expenses, net losses and shares outstanding for earnings per share purposes on a historical basis back to the third quarter of fiscal 2000. Neither EBITDA nor cash flows for any periods would be impacted. Additionally, due to the potential reduction in total non-cash expenses, Neoforma would be positioned to achieve GAAP profitability sooner than the Company would have expected under the current accounting treatment. If Neoforma determines that this alternative interpretation should be adopted, the Company would be required to restate its financial results for all periods beginning in the third quarter of fiscal 2000 to reflect these differences.

EITF No. 01-9: Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)

The second accounting matter on which the Company is seeking SEC consultation relates to the income statement classification of the amortization of the equity consideration issued to VHA and UHC. EITF No. 01-9, which became effective for the Company in the first quarter 2002, specifically addresses the income statement classification of expenses relating to consideration provided by a vendor to a customer, and whether those expenses should be presented in the vendor’s income statement as an operating expense or netted against revenue from that customer. This EITF addresses the income statement classification of consideration paid, not the timing of recognizing revenue.

For the first quarter of 2002, Neoforma, after consulting with the Company’s previous auditors, concluded that EITF No. 01-9 was applicable only to the Company’s revenue generated from hospital implementations as they related to the restricted shares earned by VHA and UHC for these hospital signings. Therefore, the Company netted Amortization of Partnership Costs against the revenue generated from its hospital implementation services beginning in the first quarter of 2002. This effectively resulted in the reclassification of a portion of the non-cash Amortization of Partnership Costs being netted against implementation revenue, which was not material. This accounting treatment lowered operating expenses and revenue by an identical amount, thereby having no impact on operating income or net income.

There are a number of potential interpretations and applications of EITF No. 01-9 with regard to the Company’s situation. The potential application that would have the most significant impact on the Company’s operating expenses and revenue is:

•
Non-cash Amortization of Partnership Costs in any period would be netted against the Company’s Related Party revenue from Novation, which represents the major portion of the Company’s total revenue, reclassifying amortization amounts from an operating expense to an offset to revenue. This would effectively offset all of the Company’s Related Party revenue while reducing Amortization of Partnership Costs, and thus operating expenses, by the same amount. This application would result in a maximum reduction in both revenue and operating expenses of $81,000, $24.6 million and $30.9 million for the fiscal years 2000 and 2001, and the six months ended June 30, 2002, respectively. Operating income, net income, earnings per share and cash flow for any period would not be impacted by application of this interpretation.

The impact of an interpretation different from the Company’s historical interpretation would continue until the Amortization of Partnership Costs related to the Novation transaction was completed, which is expected to be in the second half of fiscal 2005. The Company and its auditors are discussing the possible alternative applications of EITF No. 01-9. If Neoforma determines that an alternative interpretation should be adopted, the Company would be required to restate its financial results for the first quarter of fiscal 2002 and reclassify prior periods for comparative purposes.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to the potential impact of EITF No. 96-18 and EITF No. 01-9 on the Company’s current and historical financial statements, the Company’s anticipated future growth and success, and the Company’s anticipated financial performance and financial results for fiscal 2002. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include that the application of the relevant accounting literature to our complex set of facts is subject to interpretation and judgment; the volatility and unpredictability of the Company’s quarterly operating results; the willingness of buyers and sellers of products and services used by healthcare providers to accept the Company’s business model of providing an e-commerce marketplace for the purchase and sale of these products and services; the ability of the Company to manage its growth and related technological challenges and the ability of the Company to successfully manage its changing relationships with its strategic partners, suppliers and customers. For more information regarding the risks facing the Company, please see the Company’s periodic reports filed with the SEC, including its Form 10-K for the year ended December 31, 2001, and its Form 10-Q for the quarter ended March 31, 2002. The Company assumes no obligation to update the forward-looking information contained in this news release.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2002	NEOFORMA, INC.

	By:	/s/ ANDREW L. GUGGENHIME
Andrew L. Guggenhime Chief Financial Officer and Secretary